Exhibit 99.1

Execution Version

LIMITED WAIVER

This LIMITED WAIVER (this “Agreement”) is made as of May 28, 2025, by and among Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”) and CCM Denali Equity Holdings, LP (the “Purchaser”).

RECITALS

WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement, dated June 21, 2024 (the “Securities Purchase Agreement”).

WHEREAS, in accordance with the terms of the Securities Purchase Agreement, the Company issued and the Purchaser is the holder of 31.940063 Series B-1 Non-Voting Convertible Preferred Stock (“Series B-1 Preferred Stock”), 28.806463 Series B-2 Non-Voting Convertible Preferred Stock (“Series B-2 Preferred Stock”), 38.259864 Series B-3 Non-Voting Convertible Preferred Stock (“Series B-3 Preferred Stock”) and 16.150528 Series B-4 Non-Voting Convertible Preferred Stock (“Series B-4 Preferred Stock” and, collectively with Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, the “Series B Preferred Stock”). The rights and preferences of the Series B Preferred Stock are set out in those certain Certificates of Designation of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock (the “Series B Certificates of Designation”).

WHEREAS, Section 4.1(d) of the Securities Purchase Agreement provides that until one year following the Initial Closing Date, being June 21, 2025, the Purchaser agrees it shall not Transfer (as defined in the Securities Purchase Agreement) any Securities (as defined in the Securities Purchase Agreement) issued pursuant to the Securities Purchase Agreement (the “Lock-up Restriction”);

WHEREAS, Section 4.11(a) of the Securities Purchase Agreement provides that until June 21, 2025, neither the Company nor its subsidiaries may issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock (as defined in the Securities Purchase Agreement) or Common Stock Equivalents (as defined in the Securities Purchase Agreement);

WHEREAS, Section 9.6 of each of the Series B Certificates of Designation, provides that if the Company proposes to offer or sell any New Securities (as defined in the Series B Certificates of Designation), the Company must first offer such New Securities to the holders of the Series B Preferred Stock, on a pro rata basis;

WHEREAS, the Company proposes to offer and sell (i) shares of common stock, par value $0.0001 per share, of the Company in an underwritten public offering, such underwritten public offering to close on or prior to July 26, 2025 and (ii) convertible senior notes due 2030 (the “Convertible Notes”) in a private offering exempt from the registration and prospectus-delivery requirements of the Securities Act of 1933, such private offering to close on or prior to July 26, 2025 (clause (i) and (ii), each an “Offering” and together with the issuance of any shares of Common Stock upon conversion of such Convertible Notes, collectively the “Offerings”);

WHEREAS, solely conditional upon closing of an Offering on or prior to July 26, 2025, the Purchaser has agreed to extend the Lock-up Restriction under Section 4.1(d) of the Securities Purchase Agreement to June 21, 2026;

WHEREAS, the Company has requested a waiver from Section 4.11(a) of the Securities Purchase Agreement and the Purchaser’s right under Section 9.6 of the Series B Certificates of Designation, solely with respect to the Offerings;

WHEREAS, Section 6.4 of the Securities Purchase Agreement provides that the terms of the Securities Purchase Agreement may be waived, modified, supplemented or amended by a written instrument signed by the Company and the Purchaser; and

NOW, THEREFORE, in consideration of the covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. Limited Waiver. The Purchaser hereby waives the Company’s obligations set forth in Section 4.11(a) of the Securities Purchase Agreement and the Purchaser’s rights under Section 9.6 of the Series B Certificates of Designation, solely with respect to the Offerings.

2. Lock-up Restriction Extension. Conditional in all respects upon the closing of an Offering on or prior to July 26, 2025, the Purchaser hereby extends the Lock-up Restriction under Section 4.1(d) of the Securities Purchase Agreement, from June 21, 2025 to June 21, 2026. If neither of the Offerings close on or prior to July 26, 2025, parties agree that the the Lock-up Restriction under Section 4.1(d) of the Securities Purchase Agreement expires on June 21, 2025.

3. Confirmation of Securities Purchase Agreement and Series B Certificates of Designation. Other than as expressly set forth hereto, all of the provisions of the Securities Purchase Agreement and Series B Certificates of Designation are hereby ratified and confirmed and shall remain in full force and effect in accordance with their respective terms. Without limiting the generality of the foregoing, nothing contained herein shall be deemed an amendment or otherwise waiver of any other provision of the Securities Purchase Agreement and Series B Certificates of Designation or as an amendment, a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party.

4. Representations and Warranties.

(a) Company. The Company hereby represents and warrants to the Purchaser that it has the requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchaser. The Purchaser hereby represents and warrants to the Company that it has the requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligations of the Purchaser and is enforceable against the Purchaser in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5. General Provisions. The provisions of Sections 6.2 through 6.11 of the Securities Purchase Agreement shall apply to this Agreement, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

COMPANY:

EOS ENERGY ENTERPRISES, INC.

By:	/s/ Joe Mastrangelo
	Name:	Joe Mastrangelo
	Title:	CEO

PURCHASER:

CCM DENALI EQUITY HOLDINGS, LP

By: CCM Denali Equity Holdings GP, LLC, its general partner

By:	/s/ Alexander D. Benjamin
	Name:	Alexander D. Benjamin
	Title:	Manager